Exhibit 5.1

March 1, 2013

Tupperware Brands Corporation

14901 South Orange Blossom Trail

Orlando, Florida 32837

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Tupperware Brands Corporation, a Delaware corporation (the “Company”), and Dart Industries Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Guarantor”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) an indeterminate principal amount of debt securities of the Company (the “Debt Securities”) and (ii) guarantees by the Guarantor to holders of the Debt Securities (“Guarantees” and, together with the Debt Securities, the “Securities”). The Debt Securities (i) will be issued under the Indenture, dated as of June 2, 2011 (the “2011 Indenture”), among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which Debt Securities are referred to herein as “Additional 2021 Notes,” or (ii) will be issued under one or more indentures (each, an “Alternate Indenture”) to be entered into among the Company, a trustee (an “Alternate Trustee”) and, if applicable, the Guarantor, which Debt Securities are referred to herein as “Alternate Debt Securities.” The Guarantee of the Additional 2021 Notes (the “2021 Guarantee”) is contained in the 2011 Indenture, and any Guarantees of Alternate Debt Securities (“Alternate Guarantees”) will be provided in an Alternate Indenture or a guarantee agreement (an “Alternate Guarantee Agreement”) to be entered into between the Guarantor and the Alternate Trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the 2011 Indenture and resolutions adopted by the Board of Directors of the Company (the “Company Board”) and the board of directors of the Guarantor (the “Guarantor Board”), in each case relating to the Registration Statement and the 2011 Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Guarantor and others, and have examined such questions

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Tupperware Brands Corporation

March 1, 2013

of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Guarantor.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Additional 2021 Notes covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Additional 2021 Notes shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the execution, delivery, performance, issuance and sale of such Additional 2021 Notes as contemplated by the Registration Statement, the prospectus supplement relating to such Additional 2021 Notes and the 2011 Indenture, and to authorize the execution, delivery and performance of an officer’s certificate establishing the form of such Additional 2021 Notes as contemplated by the 2011 Indenture; (iv) an officer’s certificate establishing the form of such Additional 2021 Notes shall have been duly executed and delivered by a duly authorized officer of the Company in accordance with the provisions of the Company’s certificate of incorporation and by-laws, resolutions of the Company Board or a duly authorized committee thereof, and the 2011 Indenture; and (v) the certificates evidencing such Additional 2021 Notes shall be in substantially the form filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s certificate of incorporation and by-laws, resolutions of the Company Board or a duly authorized committee thereof, the 2011 Indenture and the officer’s certificate establishing the form and certain terms of such Additional 2021 Notes, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

2. Each series of Alternate Debt Securities covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Alternate

Tupperware Brands Corporation

March 1, 2013

Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Alternate Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Alternate Indenture shall have been duly authorized, executed and delivered by the Company, the Alternate Trustee and, if applicable, the Guarantor; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Alternate Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Alternate Debt Securities and the Alternate Indenture, and to authorize the execution, delivery and performance of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Alternate Debt Securities as contemplated by the Alternate Indenture; (v) a supplemental indenture or officer’s certificate establishing the form and terms of such series of Alternate Debt Securities shall have been duly executed and delivered by the Company, the Alternate Trustee and, if applicable, the Guarantor (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officer’s certificate), in each case in accordance with the provisions of the Company’s and the Guarantor’s respective certificate of incorporation and by-laws, resolutions of the Company Board or a duly authorized committee thereof, resolutions of the Guarantor Board or a duly authorized committee thereof (if applicable), and the Alternate Indenture; and (vi) the certificates evidencing the Alternate Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Alternate Trustee and issued, all in accordance with the Company’s certificate of incorporation and by-laws, resolutions of the Company Board or a duly authorized committee thereof, the Alternate Indenture and the supplemental indenture or officer’s certificate, as the case may be, establishing the form and terms of the Alternate Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

3. The 2021 Guarantee, as it relates to any Additional 2021 Notes, will constitute a validly issued and binding obligation of the Guarantor when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the 2021 Guarantee and the Additional 2021 Notes to which the 2021 Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; and (iii) such Additional 2021 Notes shall have been duly issued as set forth in paragraph 1, above.

Tupperware Brands Corporation

March 1, 2013

4. Each Alternate Guarantee will constitute a validly issued and binding obligation of the Guarantor when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Alternate Indenture or Alternate Guarantee Agreement, as applicable, shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such Alternate Guarantee and the Alternate Debt Securities to which such Alternate Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Guarantor Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the certificate of incorporation and by-laws of the Guarantor and the resolutions of the Guarantor Board authorizing the issuance of the Alternate Guarantee; (iv) the Alternate Indenture or Alternate Guarantee Agreement shall have been duly authorized, executed and delivered by the Guarantor and shall have been duly executed and delivered by the Company, if applicable, and the Alternate Trustee; and (v) the Alternate Debt Securities to which such Alternate Guarantee relates shall have been duly issued as set forth in paragraph 2, above.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities (which, for purposes of this paragraph, also refers to any Additional 2021 Notes) and any related Guarantee:

(i) all Debt Securities of such series and any related Guarantee will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of any Alternate Indenture, supplemental indenture or officer’s certificate establishing the form and terms of such Debt Securities, as applicable, the performance by the Company of the 2011 Indenture (if applicable) and the issuance, sale and delivery of the Debt Securities will not (A) contravene or violate the Company’s certificate of incorporation or by-laws or any law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the execution, delivery and performance by the Guarantor of any Alternate Indenture, Alternate Guarantee Agreement or supplemental indenture establishing the form and terms of such Debt Securities, and the performance by the Guarantor of the 2011 Indenture (if applicable) will not (A) contravene or violate the Guarantor’s certificate of incorporation or

Tupperware Brands Corporation

March 1, 2013

by-laws, or any law, rule or regulation applicable to the Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon the Guarantor or any order, judgment or decree of any court or governmental authority applicable to the Guarantor or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iv) the authorization by the Company and the Guarantor, as the case may be, of the transactions described above and the instruments, agreements and other documents entered into and to be entered into by the Company and the Guarantor as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

(v) if applicable, the 2011 Indenture will not have been modified or amended (other than by an officer’s certificate establishing the form or certain terms of any Additional 2021 Notes); and

(vi) the certificate of incorporation and by-laws of the Company and resolutions of the Company Board (and any committee thereof), and the certificate of incorporation and by-laws of the Guarantor and resolutions of the Guarantor Board (and any committee thereof), each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Alternate Indenture, each indenture supplement to any Alternate Indenture and each Alternate Guarantee Agreement will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto, and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that we make no such assumption insofar as it relates to the Company or the Guarantor and is expressly covered by our opinions set forth herein. We have also assumed that no event has occurred or will occur that would cause the release of the 2021 Guarantee by the Guarantor under the terms of the 2011 Indenture.

Tupperware Brands Corporation

March 1, 2013

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP